Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-147246 on Form S-8 of Solar Power, Inc. of our report dated April 19, 2013 relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP
San Francisco, California
April 19, 2013